UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

SYMYX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Central Expressway Santa Clara, California	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 764-2000

Not Applicable
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated April 21, 2004, issued by Symyx Technologies, Inc.

Item 12. Results of Operations and Financial Condition.

     The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

     On April 21, 2004, Symyx Technologies, Inc. issued a press release announcing revenue, earnings and certain other information related to the first quarter ended March 31, 2004 and financial guidance pertaining to the remainder of 2004. A copy of the April 21, 2004 press release is included as Exhibit 99.1 hereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC. (Registrant)

Date: April 21, 2004	By:	/s/ Steven D. Goldby

Steven D. Goldby
Chairman of the Board,
Chief Executive Officer
(Principal Executive Officer)

Date: April 21, 2004	By:	/s/ Jeryl L. Hilleman

Jeryl L. Hilleman
Senior Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated April 21, 2004, issued by Symyx Technologies, Inc.

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